[Letterhead of Conyers Dill & Pearman]





February 11, 1998




Desjardins Ducharme Stein Monast
600, rue de la Gauchetiere West
Bureau 2400, Montreal
Quebec
Canada H3B 4LN


Dear Sir:

Consent


We hereby consent to the filing of our opinion, dated 3 September, 1997, as an exhibit to NB Capital Corporation's Registration Statement on Form S-4/Registration Statement on Form S-1, dated on or above the date hereof, and to the reference to our firm under the Caption "United States Federal Income Tax Considerations" contained in the prospectuses forming parts thereof.


yours faithfully,



/s/ CONYERS DILL & PEARMAN